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As filed with the Securities and Exchange Commission on February 12, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Corgentech Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0503399 (I.R.S. Employer Identification No.)

650 Gateway Boulevard
South San Francisco, CA 94080
(650) 624-9600
(Address of principal executive offices)

2003 Equity Incentive Plan
2003 Non-Employee Directors' Stock Option Plan
2003 Employee Stock Purchase Plan
Non-Plan Option Grants
(Full title of the plans)

John P. McLaughlin
President and Chief Executive Officer
Corgentech Inc.
650 Gateway Boulevard
South San Francisco, CA 94080
(650) 624-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Matthew B. Hemington, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	3,404,295 shares	$2.13 – $16.00	$27,165,639	$3,442

(1)
Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1993, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the (a) the weighted average exercise price for outstanding options granted pursuant to the registrant's 2003 Equity Incentive Plan and non-plan option grants and (b) the initial public offering price of the Registrant's Common Stock.

        The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2003 Equity Incentive Plan	1,035,796	$16.00(2)(b)	$16,572,736
Shares reserved for future grant under the 2003 Non-Employee Directors' Stock Option Plan	150,000	$16.00(2)(b)	$2,400,000
Shares reserved for future grant under the 2003 Employee Stock Purchase Plan	250,000	$16.00(2)(b)	$4,000,000
Shares issuable pursuant to outstanding options under the 2003 Equity Incentive Plan and outstanding non-plan option grants	1,968,499	$2.13(2)(a)	$4,192,903
Proposed Maximum Offering Price			$27,165,639

Registration Fee			$3,442

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by Corgentech Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a)   The Company's prospectus filed on February 12, 2004 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration statement on Form S-1 (File No. 333-110923), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b)   The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed on February 4, 2004 (File No. 000-50573) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          (c)   All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

        Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward LLP, Palo Alto, California. As of the date of this prospectus, GC&H Investments, LLC, an investment partnership composed of certain partners of and persons associated with Cooley Godward LLP, beneficially owned 19,256 shares of our common stock and Cooley Godward LLP beneficially owned 13,750 shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our restated certificate of incorporation contains provisions limiting the liability of directors. Our restated certificate of incorporation provides that a director will not be personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 203 of Delaware General Corporation Law which prohibits our restated certificate of incorporation from limiting the liability of our directors for the following:

  •
  any breach of the director's duty of loyalty to us or to our stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

        If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. Our restated

certificate of incorporation does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        Our bylaws provide that we must indemnify our directors and officers and may indemnify our other employees and agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity. We have entered and expect to continue to enter into agreements to indemnify our directors, officers and other employees and agents as determined by our board of directors. These agreements provide for indemnification for related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        At present we are not aware of any pending litigation or proceeding involving any of our directors, officers, employees or agents in such person's capacity with the Company where indemnification will be required or permitted. We are also not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

EXHIBITS

Exhibit Number		Description
4.1	(1)	Restated Certificate of Incorporation.
4.2	(2)	Restated Bylaws.
4.3	(3)	Specimen Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(4)	2003 Equity Incentive Plan.
99.2	(5)	2003 Non-Employee Directors' Stock Option Plan.
99.3	(6)	2003 Employee Stock Purchase Plan.

(1)
Previously filed as Exhibit 3.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(2)
Previously filed as Exhibit 3.4 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(3)
Previously filed as Exhibit 4.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(4)
Previously filed as Exhibit 10.1 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(5)
Previously filed as Exhibit 10.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(6)
Previously filed as Exhibit 10.3 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

UNDERTAKINGS

1.
The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 12, 2004.

CORGENTECH INC.
By	/s/ JOHN P. MCLAUGHLIN John P. McLaughlin President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. McLaughlin and Richard P. Powers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin	President, Chief Executive Officer and Director (principal executive officer)	February 12, 2004
/s/ RICHARD P. POWERS Richard P. Powers	Vice President and Chief Financial Officer (principal financial and accounting officer)	February 12, 2004
/s/ FRITZ R. BÜHLER Fritz R. Bühler, M.D.	Director	February 12, 2004
/s/ VICTOR J. DZAU Victor J. Dzau, M.D.	Director	February 12, 2004
/s/ RODNEY A. FERGUSON Rodney A. Ferguson, Ph.D.	Director	February 12, 2004
/s/ DANIEL S. JANNEY Daniel S. Janney	Director	February 12, 2004
/s/ MICHAEL B. SWEENEY Michael B. Sweeney	Director	February 12, 2004

EXHIBIT INDEX

Exhibit Number		Description
4.1	(1)	Restated Certificate of Incorporation.
4 .2	(2)	Restated Bylaws.
4.3	(3)	Specimen Stock Certificate.
5.1		Opinion of Cooley Godward LLP.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.2		Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1		Power of Attorney is contained on the signature pages.
99.1	(4)	2003 Equity Incentive Plan.
99.2	(5)	2003 Non-Employee Directors' Stock Option Plan.
99.3	(6)	2003 Employee Stock Purchase Plan.

(1)
Previously filed as Exhibit 3.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(2)
Previously filed as Exhibit 3.4 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(3)
Previously filed as Exhibit 4.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(4)
Previously filed as Exhibit 10.1 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(5)
Previously filed as Exhibit 10.2 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

(6)
Previously filed as Exhibit 10.3 to the Company's Registration Statement of Form S-1, as amended (333-110923), originally filed with the Commission on December 4, 2003, and incorporated by reference herein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX